Exhibit 99.1

Odysight.ai Announces Purchase Order for its Predictive Maintenance System for the Israel Air Force Boeing AH-64 Apache Attack Helicopter Prototype

OMER, Israel, February 20, 2024 — Odysight.ai (OTCQB: ODYS), a pioneering developer of AI systems for Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) solutions, is proud to announce a strategic collaboration with the Israeli Ministry of Defense (IMOD) involving a purchase order to deploy its cutting-edge PdM system in the Boeing AH-64 Apache attack helicopter prototype of the Israel Air Force (IAF). The partnership marks a significant milestone, showcasing the integration of our autonomous, visual monitoring and predictive maintenance technology into the world’s leading attack helicopter, setting new standards for aviation safety and operational efficiency. There are 2,700 Boeing AH-64 Apache attack helicopters deployed worldwide.

Odysight.ai’s intelligent monitoring systems utilize advanced computer vision and AI capabilities, and offer unprecedented monitoring solutions. Positioned strategically within the aircraft, the system ensures continuous, real-time monitoring of critical, hard-to-access components, significantly boosting operational readiness and reducing the need for manual interventions.

Colonel (Ret.) Yehu Ofer, CEO of Odysight.ai, reflects on this milestone, stating, “This collaboration with the IAF is a testament to the trust in our system’s ability to revolutionize aircraft maintenance. Our technology’s predictive and real-time monitoring capabilities minimize the need for extensive disassembly, optimizing operational efficiency and enabling a new dimension of preventive maintenance. We’re honored to partner with the IAF and are committed to extending our innovative solutions, fostering safer and more efficient aerospace operations.”

About Odysight.ai

Odysight.ai pioneers Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) markets with an innovative AI platform, revolutionizing critical systems in aviation, transportation and energy. Leveraging proven visual technologies and video analytics, our unique video-based sensors and AI algorithms operate in challenging environments, offering vital insights for maintenance teams. The Company’s mission is to provide transformative insights, maximizing capabilities and revolutionizing technological potential through cutting-edge AI and video sensors. Deployed globally, Odysight.ai’s transformative technology addresses evolving risks and enhances system life cycles, promoting cost-effective readiness in aviation and aerospace.

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Forward-Looking Statements

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, the Company’s expectations regarding the purchase order for its predictive maintenance system for the IAF Boeing AH-64 Appache attack helicopter prototype and Company’s commitment to extending its innovative solutions. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) market acceptance of our existing and new products, including those that utilize our micro Odysight.ai technology or offer Predictive Maintenance and Condition Based Monitoring applications, (ii) lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device and related industries from much larger, multinational companies, (v) product liability claims, product malfunctions and the functionality of Odysight.ai’s solutions under all environmental conditions, (vi) our limited manufacturing capabilities and reliance on third-parties for assistance, (vii) an inability to establish sales, marketing and distribution capabilities to commercialize our products, (viii) an inability to attract and retain qualified personnel, (ix) our efforts obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on single suppliers for certain product components, including for miniature video sensors which are suitable for our Complementary Metal Oxide Semiconductor technology products, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xii) the impact of pandemics, such as COVID-19 (coronavirus), (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical, global supply chain and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction and (xiv) the impact on our operations of the October 7, 2023 attack by Hamas and other terrorist organizations from the Gaza Strip and Israel’s war against them. These and other important factors discussed in Odysight.ai’s Amendment No. 2 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (“SEC”) on December 20, 2023, and our other reports filed with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, Odysight.ai undertakes no obligation to publicly update or revise forward-looking information.

Investor Relations

Miri Segal

MS-IR LLC

917-607-8654

msegal@ms-ir.com